Exhibit 10.25

EXECUTION COPY

ABL NOTICE OF GRANT OF SECURITY INTEREST IN CANADIAN TRADE-MARKS

THIS ABL NOTICE OF GRANT OF SECURITY INTEREST IN CANADIAN TRADE-MARKS (this “Notice”), dated as of August 30, 2007, is made by each of the signatories hereto (each, a “Grantor”) in favor of the Canadian Agent and Canadian Collateral Agent for the banks and other financial institutions (collectively the “Lenders”) that are parties to the ABL Credit Agreement, dated as of August 30, 2007 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Incurred Indebtedness under such agreement or successor agreements, the “ABL Credit Agreement”), among the Parent Borrower, the Canadian Agent and Canadian Collateral Agent, and the other parties thereto.

WHEREAS, pursuant to the ABL Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the ABL Credit Agreement, the Canadian Borrower and the other Grantors executed and delivered a Canadian Guarantee and Collateral Agreement, dated as of August 30, 2007, in favor of the Canadian Collateral Agent (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Canadian ABL Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Canadian ABL Guarantee and Collateral Agreement, each Grantor granted to the Canadian Collateral Agent a security interest in its Intellectual Property, including Trademarks; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Notice;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Grantors on the terms and subject to the conditions of the ABL Credit Agreement, each Grantor agrees, for the benefit of the Canadian Collateral Agent, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Notice, including its preamble and recitals, have the meanings provided or provided by reference in the ABL Credit Agreement and the Canadian ABL Guarantee and Collateral Agreement.

SECTION 2. Confirmation of Security Interest. Each Grantor hereby confirms that pursuant to the Canadian ABL Guarantee and Collateral Agreement, subject to existing licenses to use the Trademarks granted by such Grantor in the ordinary course of its business, it granted to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Trademarks of such Grantor (including, without limitation, those items listed on Schedule A hereto under such Grantor’s name) and to the extent not otherwise included, all Proceeds and products of any and all of the Trademarks, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant thereto in any right, title or interest of such Grantor under or in any Trade-mark Licenses with Persons other than Holding, Borrower, a Restricted Subsidiary or an Affiliate thereof for so long as, and to the extent that, the granting of such a security interest pursuant thereto would result in a breach, default or termination of such Trademark Licenses.

SECTION 3. Purpose. This Notice has been executed and delivered by the Grantors for the purpose of recording the security interest granted pursuant to the Canadian ABL Guarantee and Collateral Agreement with the Canadian Intellectual Property Office. This Notice is expressly subject to the terms and conditions of the Canadian ABL Guarantee and Collateral Agreement. The Canadian ABL Guarantee and Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Trademarks are fully set forth in the ABL Credit Agreement and the Canadian ABL Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Counterparts. This Notice may he executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

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IN WITNESS WHEREOF, the parties hereto have caused this Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

HD SUPPLY CANADA INC.

By:	/s/ Ricardo Nunez
Name: Title:	Ricardo Nunez Vice President and Secretary

MERRILL LYNCH CAPITAL CANADA INC.

By:
Name: Title:

[ABL Credit Agreement]

Schedule A

Trademarks

HD Supply Canada Inc.

Trademark	Status	Ser. No./Reg. No.	App. Date/Reg. Date

B (and design)	Registered	TMA501,299	Sept. 28, 1998

BRAFASCO (and design)	Registered	TMA501,301	Sept. 28, 1998

BRAFASCO	Registered	TMA501,302	Sept. 28, 1998

SESCO	Registered	TMA490,410	Feb. 24, 1998

BRAFASCO	Registered	TMA176,256	May 21, 1971

SERIE PRO SERIES	Registered	TMA633,250	Feb. 21, 2005

L LITEMOR (and design)	Registered	TMA323,499	Feb. 13, 1987

[ABL Credit Agreement]